Exhibit 99.2

NEWS RELEASE

Paragon Commercial Corporation Reports 18% Increase
in Earnings for the First Quarter of 2017

Highlights:

■
First quarter 2017 net income of $3.4 million, an 18% increase over the same period in the prior year
■
Fully diluted earnings per share of $0.62 consistent with the prior year despite shares added during the IPO in the second quarter of 2016
■
Loan growth of $39.7 million in the first quarter of 2017, an annualized growth rate of 13%
■
Credit quality remains strong with nonperforming loans at only 0.04% of total loans
■
First quarter ROAA of 0.87% and ROAE of 9.86%

RALEIGH, N.C., April 26, 2017 – Paragon Commercial Corporation (the “Company” ) (Nasdaq: PBNC), parent company of Paragon Bank (the “Bank”), today reported unaudited financial results for the three-month period ended March 31, 2017. Net income during the three-month period increased 18% to $3.4 million compared to $2.8 million for the same period in 2016. The increase in earnings was primarily driven by an increase in net interest income which was a result of continued loan growth. The increase in net interest income was partially offset by a $159,000 loan loss provision as the Company increased its allowance for loan losses commensurate with loan growth. In addition, the first quarter of 2016 included $85,000 in securities gains compared to no such gains in the first quarter of 2017. However, the first quarter of 2016 did have a loss on write-down of foreclosed properties of $212,000 compared to no such losses for the same period in 2017. Fully diluted earnings per share (“EPS”) were $0.62 for the first quarters of both 2017 and 2016 despite the additional shares issued as a result of the Company’s initial public offering (“IPO”) and listing on Nasdaq during the second quarter of 2016. Despite increasing the share count by approximately 18% as a result of the IPO, the share addition only resulted in EPS dilution for one quarter, the third quarter of 2016.

“Paragon’s growth continues to be strong which reflects our dynamic markets and our ability to penetrate our markets with new and expanded relationships. This growth coupled with our outstanding credit quality, efficiency and local deposit all contribute to solid earnings growth. Our continued emphasis on the Extraordinary Client Experience resonates well with our clients and prospects.” said Robert C. Hatley, President and CEO.

The annualized return on average assets for the first quarter of 2017 was 0.87% and the annualized return on average equity was 9.86% compared to 0.86% and 11.46%, respectively, for the same ratios in the first quarter of 2016. Those ratios were impacted by the additional capital as a result of the IPO.

Consolidated Assets
Total consolidated assets on March 31, 2017 were $1.55 billion compared to $1.50 billion as of December 31, 2016. Assets increased during the quarter by $46.3 million primarily as a result of strong loan demand.

Loan Portfolio
Loans outstanding increased by $39.7 million during the first quarter from $1.19 billion at December 31, 2016 to $1.23 billion at March 31, 2017. Commercial real estate grew $26.2 million, owner occupied commercial real estate grew $6.4 million and consumer real estate grew $12.1 million during the period while commercial lending experienced a $9.2 million decrease and the other loan categories remained relatively flat. The Company continues to see strong loan growth throughout the Raleigh, Charlotte and Cary markets.

Deposit Portfolio
Total deposits increased by $92.6 million during the first quarter despite the Company’s continued effort to pay down wholesale deposits. During the first quarter, demand account balances increased $11.7 million and money market and interest checking accounts increased $106.7 million. The combined increase of $118.4 million represents a 50% annualized increase in these types of deposits. At the same time, time deposits decreased $25.8 million as the Company reduced its brokered deposit portfolio by $21.8 million or 28%. Growth in deposits allowed the Company to pay down its Federal Home Loan Bank advances by $50.0 million during the quarter.

Credit Quality
The Company recorded a $159,000 loan loss provision for the first quarter of 2017 as a result of the growth in total loans. There was no provision for loan losses for the quarter ended March 31, 2016. The allowance for loan losses as a percentage of total loans at March 31, 2017 and December 31, 2016 was 0.66%.

Asset quality continued to remain strong as nonperforming loans were 0.04% of total loans at March 31, 2017. Loans past due 30 days or greater at quarter end were $59,000 or 0.00% of total loans and the ratio of total nonperforming assets to total assets including foreclosed real estate was 0.34%.

Net Interest Income
Net interest income increased by $1.8 million during the first quarter of 2017 compared to the first quarter of 2016. Net interest income totaled $12.3 million during the period, representing a net interest margin of 3.44% on a tax equivalent basis, which was down 0.10% when compared to 3.54% in the first quarter of 2016. Net interest margin decreased primarily as a result of a larger balance in lower yielding interest-earning cash. Despite the strong 13% annualized loan growth rate, deposit growth well outpaced loan growth for the quarter. Average interest-earning cash was $75.7 million in the first quarter of 2017 compared to $35.5 million in the first quarter of 2016.

Non-Interest Income
For the first quarter of 2017, non-interest income was $503,000 compared to $266,000 for the same period in 2016. The first quarter of 2016 was negatively impacted by $212,000 in write-downs or loss on sale of foreclosed real estate. There were no losses on foreclosed real estate in the first quarter of 2017. Conversely, the first quarter of 2016 was also positively impacted by $85,000 in gains on sales of securities. There were no gains on sales of securities in the first quarter of 2017.

Non-Interest Expense
Non-interest expenses in the first quarter of 2017 were $7.6 million compared to $6.6 million in the first quarter of 2016. Personnel expense increased by $595,000 as the Company added lenders and staff to support its strong growth. In addition, data processing costs increased by $146,000 partially reflecting the growth in the number of accounts at the Bank and partially due to additional cyber-security enhancements implemented during the period.

MEDIA INQUIRIES:
Blair Kelly – MMI Public Relations, 919.233.6600 or BKelly@MMIpublicrelations.com
Scott Williams – Paragon Bank, SVP/Director of Marketing & Public Relations, 919.534.7385 or SWilliams@ParagonBank.com

INVESTOR INQUIRIES:
Steve Crouse – Paragon Bank, Chief Financial Officer, 919.534.7404 or SCrouse@ParagonBank.com

NEW MEDIA CONTENT:
Paragon Bank LinkedIn Page: http://linkd.in/P0o9Wc

ABOUT PARAGON COMMERCIAL CORPORATION
Paragon Commercial Corporation is the parent company of Paragon Bank, which provides a private banking experience to businesses, professionals, executives, entrepreneurs and other individuals. Founded in Raleigh, North Carolina in 1999, Paragon Bank provides banking services through highly responsive professionals, an extensive courier service, online and mobile technologies, free worldwide ATM access, and a select number of strategically placed offices in Raleigh, Cary and Charlotte, NC. For more information, visit http://ParagonBank.com.

FORWARD-LOOKING STATEMENTS
Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, without limitation: the effects of future economic conditions; governmental fiscal and monetary policies; legislative and regulatory changes; the risks of changes in interest rates; management of growth; fluctuations in our financial results; reliance on key personnel; our ability to compete effectively; privacy, security and other risks associated with our business; and the other factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of our website at https://paragonbank.com/investor-relations/ or upon request from our investor relations department. Paragon Commercial Corporation assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

USE OF NON-GAAP FINANCIAL MEASURES
Some of the financial measures included in this press release are not measures of financial performance recognized by United States generally accepted accounting principles, or GAAP. These non-GAAP financial measures are “overhead to average assets” and “efficiency ratio.” Our management uses these non-GAAP financial measures in its analysis of our performance and because of market expectations of use of these ratios to evaluate the Company. Management believes each of these non-GAAP financial measures provides useful information about our financial condition and results of operation.

“Overhead to average assets” reflects the amount of non-interest expenses incurred in comparison to the total size of the Company and provides investors with an additional measure of our productivity.

The efficiency ratio shows the amount of revenue generated for each dollar spent and provides investors with a measure of our productivity.

These non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

PARAGON COMMERCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2017	2016	2016	2016	2016
Loans and loan fees	$13,070	$13,261	$12,544	$11,840	$11,190
Investment securities	1,403	1,264	1,214	1,369	1,219
Federal funds and other interest income	159	48	97	63	58
Total Interest and Dividend Income	14,632	14,573	13,855	13,272	12,467
Interest-bearing checking and money markets	1,074	1,064	966	836	857
Time deposits	511	560	588	556	567
Borrowings and repurchase agreements	728	530	534	579	492
Total Interest Expense	2,313	2,154	2,088	1,971	1,916
Net Interest Income	12,319	12,419	11,767	11,301	10,551
Provision for loan losses	159	200	391	-	-
Net Interest Income after Provision for Loan Losses	12,160	12,219	11,376	11,301	10,551
Non-interest Income
Increase in cash surrender value of bank owned life insurance	258	247	220	226	223
Net gain (loss) on sale of securities	-	21	-	-	85
Deposit service charges and other fees	62	64	65	56	58
Mortgage banking revenues	51	48	59	33	32
Net loss on sale or write-down of other real estate	-	(443)	-	(45)	(212)
Other non-interest income	132	272	94	111	80
Total Non-interest Income	503	209	438	381	266

Non-interest Expense
Salaries and employee benefits	4,462	4,083	3,912	3,742	3,867
Occupancy	359	393	362	342	344
Furniture and equipment	502	560	456	502	458
Data processing	530	270	270	279	384
Directors fees and expenses	224	193	219	219	252
Professional fees	203	429	208	182	237
FDIC and other supervisory assessments	166	71	220	217	195
Advertising and public relations	221	210	239	234	188
Unreimbursed loan costs and foreclosure related expenses	174	145	172	142	69
Other expenses	771	654	720	629	606
Total Non-interest Expense	7,612	7,008	6,778	6,488	6,600

Income before income taxes	5,051	5,420	5,036	5,194	4,217
Income tax expense	1,697	1,798	1,581	1,719	1,379
Net income	$3,354	$3,622	$3,455	$3,475	$2,838

Basic earnings per share	$0.62	$0.67	$0.64	$0.76	$0.62
Diluted earnings per share	$0.62	$0.67	$0.64	$0.75	$0.62

PARAGON COMMERCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars and shares in thousands)	2017	2016	2016	2016	2016
Assets
Cash and due from banks	$56,478	$43,005	$73,706	$100,115	$51,559
Investment securities - available for sale, at fair value	194,008	197,441	178,606	186,323	182,157
Loans-net of unearned income and deferred fees	1,230,953	1,191,280	1,165,345	1,105,344	1,044,981
Allowance for loan losses	(8,125)	(7,909)	(7,925)	(7,986)	(7,931)
	1,222,828	1,183,371	1,157,420	1,097,358	1,037,050
Premises and equipment, net	15,420	15,642	15,858	16,124	16,281
Bank owned life insurance	34,448	34,190	28,943	28,723	28,497
Federal Home Loan Bank stock, at cost	5,603	8,400	5,425	8,613	7,232
Accrued interest receivable	4,403	4,368	4,022	4,092	3,858
Deferred tax assets	4,734	4,841	3,361	3,264	4,304
Other real estate owned and reposessed property	4,740	4,740	5,183	5,183	5,228
Other assets	7,365	7,769	6,335	4,538	5,011
Total Assets	$1,550,027	$1,503,767	$1,478,859	$1,454,333	$1,341,177

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Demand, non-interest bearing	$222,904	$211,202	$188,398	$179,070	$166,556
Money market accounts and interest checking	848,705	742,046	767,124	654,954	624,199
Time deposits	193,249	219,007	243,563	266,177	256,378
Total deposits	1,264,858	1,172,255	1,199,085	1,100,201	1,047,133
Repurchase agreements and federal funds purchased	19,529	20,174	19,796	22,690	24,494
Borrowings	100,000	150,000	100,000	175,000	146,673
Subordinated debentures	18,558	18,558	18,558	18,558	18,558
Other liabilities	6,937	6,679	6,398	6,175	4,147
Total Liabilities	1,409,882	1,367,666	1,343,837	1,322,624	1,241,005

Stockholders' Equity
Common stock, $0.008 par value	44	44	44	43	37
Additional paid in capital	80,323	80,147	80,015	79,845	53,235
Retained earnings	62,104	58,750	55,128	51,673	48,198
Accumulated other comprehensive (loss) income	(2,326)	(2,840)	(165)	148	(1,298)
Total Stockholders' Equity	140,145	136,101	135,022	131,709	100,172
Total Liabilities and Stockholders' Equity	$1,550,027	$1,503,767	$1,478,859	$1,454,333	$1,341,177

PARAGON COMMERCIAL CORPORATION
LOANS
(Unaudited)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(In thousands except per share data)	2017	2016	2016	2016	2016
Loans
Construction and land development	$78,552	$79,738	$74,605	$63,819	$68,316
Commercial real estate:
Commercial real estate	391,795	365,569	355,839	340,475	320,791
Commercial real estate - owner occupied	193,291	186,892	178,631	158,612	144,168
Farmland	-	-	994	1,002	1,313
Multifamily, nonresidential and junior liens	91,368	89,191	96,643	93,945	86,610
Total commercial real estate	676,454	641,652	632,107	594,034	552,882
Consumer real estate:
Home equity lines	86,550	87,489	86,361	85,883	80,940
Secured by 1-4 family residential, secured by 1st deeds of trust	208,504	195,343	190,913	186,054	171,355
Secured by 1-4 family residential, secured by 2nd deeds of trust	4,247	4,289	4,358	3,656	3,731
Total consumer real estate	299,301	287,121	281,632	275,593	256,026
Commercial and industrial loans	162,580	170,709	164,913	157,640	153,159
Consumer and other	14,066	12,060	12,088	14,258	14,598
Total loans	1,230,953	1,191,280	1,165,345	1,105,344	1,044,981

PARAGON COMMERCIAL CORPORATION
OTHER FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(In thousands, except per share data)	2017	2016	2016	2016	2016
Selected Average Balances:
Average total assets	$1,557,830	$1,489,487	$1,452,526	$1,393,722	$1,323,397
Average earning assets	1,492,181	1,409,467	1,378,081	1,310,510	1,235,237
Average loans	1,209,314	1,184,790	1,135,448	1,071,325	1,019,396
Average total deposits	1,165,010	1,169,062	1,123,277	1,019,133	994,219
Average stockholders' equity	138,005	135,656	133,494	103,682	99,090

Performance Ratios:
Return on average assets	0.87%	0.97%	0.95%	1.00%	0.86%
Return on average equity	9.86%	10.68%	10.35%	13.41%	11.46%
Tangible common equity ratio	9.04%	9.05%	9.13%	9.06%	7.47%
Total interest-earning assets	$1,482,570	$1,435,505	$1,408,456	$1,373,728	$1,257,254
Tax equivalent net interest margin	3.44%	3.58%	3.47%	3.55%	3.54%
Overhead to average assets (1)	1.98%	1.88%	1.87%	1.86%	1.99%
Efficiency ratio (1)	57.88%	52.66%	54.38%	54.13%	59.04%

Credit Ratios:
Non-accrual loans	$500	$968	$948	$1,220	$487
Other real estate owned	$4,740	$4,740	$5,183	$5,183	$5,228
Nonperforming assets to total assets	0.34%	0.38%	0.41%	0.44%	0.43%
Nonperforming loans to total loans	0.04%	0.08%	0.08%	0.11%	0.05%
Loans past due >30 days and still accruing	$59	$-	$499	$346	$127
Net loan charge-offs (recoveries)	$(57)	$216	$452	$(56)	$(289)
Annualized net charge-offs (recoveries)/average loans	-0.02%	0.07%	0.16%	-0.02%	-0.11%
Allowance for loan losses/total loans	0.66%	0.66%	0.68%	0.72%	0.76%
Allowance for loan losses/nonperforming loans	1625%	817%	836%	655%	1629%

Per share data:
Average diluted common shares outstanding	5,422,590	5,422,817	5,445,641	4,624,326	4,574,455
End of quarter common shares outstanding	5,452,088	5,450,713	5,450,042	5,449,886	4,581,334
Book value per common share	$25.70	$24.97	$24.77	$24.17	$21.87

(1)
This measure is not a measure recognized under United States generally accepted accounting principles, or GAAP, and is therefore considered to be a non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” below for a reconciliation of this measure to the most directly comparable GAAP measure.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

“Overhead to average assets” is defined as non-interest expense divided by total average assets. We believe overhead to average assets is an important indicator of the Company’s level of non-interest expenses relative to the Company’s overall size, which assists in the evaluation of our productivity. While the overhead to average assets ratio is a measure of productivity, its value reflects the attributes of the business model we employ.

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Overhead to Average Assets
Non-interest expense	$7,612	$7,008	$6,778	$6,488	$6,600
Average Assets	1,557,830	1,489,487	1,452,526	1,393,722	1,323,397

Overhead to Average Assets	1.98%	1.88%	1.87%	1.86%	1.99%

“Efficiency ratio” is defined as total non-interest expense divided by adjusted operating revenue. Adjusted operating revenue is equal to net interest income (taxable equivalent) plus non-interest income, adjusted to exclude the impacts of gains and losses on the sale of securities and gains and losses on the sale or write-down of foreclosed real estate because we believe the timing of the recognition of those items to be discretionary. We believe the efficiency ratio is important as an indicator of productivity because it shows the amount of revenue generated by our operations for each dollar spent. While the efficiency ratio is a measure of productivity, its value reflects the attributes of the business model we employ.

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Efficiency Ratio
Non-interest expense	$7,612	$7,008	$6,778	$6,488	$6,600

Net interest taxable equivalent income	$12,649	$12,676	$12,026	$11,560	$10,785
Non-interest income	503	209	438	381	266
Net gain (loss) on investment securities	-	(21)	-	-	(85)
Net loss on sale or write-down of foreclosed real estate	-	443	-	45	212
Adjusted operating revenue	$13,152	$13,307	$12,464	$11,986	$11,178

Efficiency ratio	57.88%	52.66%	54.38%	54.13%	59.04%